                                                                     EXHIBIT 4.5

                       NEW REGISTRATION RIGHTS AGREEMENT

          This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of March 29, 1996, by and among Neurocrine Biosciences, Inc., a California corporation (the "Company") and the persons listed on the attached Schedule 1 who become signatories to this Agreement (collectively, the "Investors" and individually an "Investor").

                                   RECITALS

          WHEREAS, in connection with the purchase and sale of shares of Series A Preferred Stock of Neuroscience Pharma (NPI) Inc. ("NPI") an affiliate of the Company (the "NPI Shares") and certain warrants exercisable for shares of the Company's Common Stock (the "Warrants"), the Company and the Investors desire to provide for the rights of the Investors with respect to registration of the Common Stock issued upon exchange of the NPI Shares or exercise of the Warrants held by the Investors according to the terms of this Agreement.

          WHEREAS, it is a condition of the closing of the sale of the NPI Shares to the Investors that the Company enter into this Agreement.

          NOW THEREFORE, in consideration of the promises set forth above and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

          1.   Certain Definitions.  As used in this Agreement, the following
               -------------------
terms shall have the following respective meanings:

               (a)  "Commission" shall mean the Securities and Exchange
                     ----------
Commission or any other federal agency at the time administering the Securities Act.

               (b)  "Convertible Securities" shall mean securities of NPI or the
                     ----------------------
Company purchased by or issued to the Investors by NPI or the Company which are convertible into or exchangeable or exercisable for Common Stock of the Company, including the NPI Shares and the Warrants.

               (c)  "Form S-3" shall mean Form S-3 issued by the Commission or
                     --------
any substantially similar form then in effect.

               (d)  "Holder" shall mean any holder of outstanding Registrable
                     ------
Securities which have not been sold to the public, but only if such holder is an Investor or an assignee or transferee of Registration rights as permitted by
Section 11.

               (e)  "Initiating Holders" shall mean Holders who in the aggregate
                     ------------------
hold at least forty percent (40%) of the Registrable Securities.

               (f)  "Material Adverse Event" shall mean an occurrence having a
                     ----------------------
consequence that either (a) is materially adverse as to the business, properties, prospects or financial condition of the Company or (b) is reasonably foreseeable, has a reasonable likelihood of occurring, and if it were to occur would materially adversely affect the business, properties, prospects or financial condition of the Company.

               (g)  The terms "Register", "Registered" and "Registration" refer
                               --------    ----------       ------------
to a registration effected by preparing and filing a registration statement in compliance with the Securities Act ("Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.

               (h)  "Registrable Securities" shall mean all shares of Common
                     ----------------------
Stock of the Company issued or issuable upon exchange or exercise of the Convertible Securities, including Common Stock issued pursuant to stock splits, stock dividends and similar distributions with respect to such shares, provided that such shares (i) are not available for immediate sale in the opinion of counsel to the Company in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon consummation of such sale pursuant to Regulation S, Rule 144, or otherwise under applicable federal securities laws, or (ii) have not previously been sold to the public.

               (i)  "Registration Expenses" shall mean all expenses incurred in
                     ---------------------
complying with Section 2 of this Agreement, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, other than Selling Expenses.

               (j)  "Securities Act" shall mean the Securities Act of 1933, as
                     --------------
amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               (k)  "Selling Expenses" shall mean all underwriting discounts and
                     ----------------
selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement, as well as fees and disbursements of legal counsel for the selling Holders.

          2.   Demand Registration.
               -------------------

               2.1  Request for Registration on Form S-3. Subject to the terms
                    ------------------------------------
of this Agreement, in the event that the Company receives from Initiating Holders at any time after one year after the effective date of the Company's initial Registered public offering of shares of its Common Stock (the "IPO"), a written request that the Company effect any Registration on Form S-3 (or any successor form to Form S-3 regardless of its designation) at a time when the Company is eligible to register securities on Form S-3 (or any successor form to Form S-3 regardless of its designation) for an offering of Registrable Securities, the reasonably anticipated aggregate offering price to the public of which would exceed $500,000 (provided that such Registration is not with respect to all other outstanding Registrable Securities, in which case such $500,000 minimum shall not apply), the Company will promptly give written notice of the proposed Registration to all the Holders and will, as soon as practicable, effect Registration of the Registrable Securities specified in such request, together will all or such portion of the Registrable Securities of any Holder joining in such request as are specified in a written request delivered to the Company within 20 days after written notice from the Company of the proposed Registration. The Company shall not be obligated to take any action to effect any such registration pursuant to this Section 2.1 after the Company has effected two such Registrations pursuant to this Section 2.1 within the calendar year of such request and such Registrations have been declared effective and, if underwritten, have closed.

               2.2  Right of Deferral of Registration.  If (i) the Company shall
                    ---------------------------------
furnish to all such Holders who joined in the request a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for any Registration to be effected as requested under Section 2.1, or
(ii) the Company shall have effected a Registration (whether or not pursuant to Section 2.1) within ninety (90) days preceding the date of such request, the Company shall have the right to defer the filing of a Registration Statement with respect to such offering for a period of not more than (i) sixty (60) days from delivery of the request of the Initiating Holders, or (ii) ninety (90) days of the date of filing of such prior Registration respectively; provided, however, that the Company may not utilize this right more than twice in any 12-month period.

               2.3  Registration of Other Securities. Any Registration Statement
                    --------------------------------
filed pursuant to the request of the Initiating Holders under this Section 2 may, subject to the provisions of Section 2.4, include securities of the Company other than Registrable Securities.

               2.4  Underwriting in Demand Registration.
                    -----------------------------------

                    2.4.1  Notice of Underwriting. If the Initiating Holders
                           ----------------------
intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2, and the Company shall include such information in the written notice referred to in Section 2.1. The right of any Holder to Registration pursuant to Section 2.1 shall be conditioned upon such Holder's agreement to participate in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion).

                    2.4.2  Inclusion of Other Holders in Demand Registration. If
                           -------------------------------------------------
the Company, officers or directors of the Company holding Common Stock other than Registrable Securities or holders of securities other than Registrable Securities, request inclusion in such Registration, the Initiating Holders, to the extent they deem advisable and consistent with the goals of such Registration and subject to the allocation provisions of Section 2.4.4 below, shall, on behalf of all Holders, offer to any or all of the Company, such officers or directors and such holders of securities other than Registrable Securities that such securities other than Registrable Securities be included in the underwriting and may condition such offer on the acceptance by such persons of the terms of this Section 2.

                    2.4.3  Selection of Underwriter in Demand Registration. The
                           -----------------------------------------------
Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into and perform its obligations under an underwriting agreement in usual and customary form with the representative ("Underwriter's Representative") of the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered by the Initiating Holders and consented to by the Company (which consent shall not be unreasonably withheld).

                    2.4.4  Marketing Limitation in Demand Registration. In the
                           -------------------------------------------
event the Underwriter's Representative advises the Initiating Holders in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders, and the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the number of shares proposed to be included in such Registration by such Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities (including those proposed to be included by the Company and the officers and directors of the Company) are first entirely excluded from the underwriting. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 2.4.4 shall be included in such Registration Statement.

                    2.4.5  Right of Withdrawal in Demand Registration. If any
                           ------------------------------------------
Holder of Registrable Securities, or a holder of other securities entitled (upon request) to be included in such Registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders delivered at least seven days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

               2.5  Blue Sky in Demand Registration.  In the event of any
                    -------------------------------
Registration pursuant to Section 2, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as the Holders shall reasonably request and as shall be reasonably appropriate for the distribution of such securities; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          3.   Piggyback Registration.
               ----------------------

               3.1  Notice of Piggyback Registration and Inclusion of
                    -------------------------------------------------
Registrable Securities. Subject to the terms of this Agreement, in the event the
----------------------
Company decides to Register any of its Common Stock (either for its own account on a form that would be suitable for a registration involving Registrable Securities, the Company will: (i) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (ii) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within twenty (20) days after delivery of such written notice from the Company.

               3.2  Underwriting in Piggyback Registration.
                    --------------------------------------

                    3.2.1  Notice of Underwriting in Piggyback Registration. If
                           ------------------------------------------------
the Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.1. In such event the right of any Holder to Registration shall be conditioned upon such underwriting and the inclusion of such Holder's Registrable Securities in such underwriting to the extent provided in this Section 3. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the Underwriter's Representative for such offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 3.

                    3.2.2  Marketing Limitation in Piggyback Registration. In
                           ----------------------------------------------
the event the Underwriter's Representative advises the Holders seeking registration of Registrable Securities pursuant to Section 3 in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter's Representative may exclude some or all Registrable Securities from such registration and underwriting, notwithstanding the fact that other securities (other than those to be sold by the Company) may be included in the underwriting. In the event that the Underwriters shall determine that Registrable Securities may be included in such Registration and underwriting, the Underwriter's Representative shall so advise all Holders and the number of shares of Registrable Securities that may be included in the Registration and underwriting (if any) shall be allocated, among all Holders of Registrable Securities held by such Holders at the time of filing of the registration statement. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 3.2.2 shall be included in such Registration Statement.

                    3.2.3  Withdrawal in Piggyback Registration. If any Holder,
                           ------------------------------------
or a holder of other securities entitled (upon request) to be included in such Registration, disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven (7) days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

               3.3  Blue Sky in Piggyback Registration.  In the event of any
                    ----------------------------------
Registration of Registrable Securities pursuant to Section 7, the Company will exercise its best efforts to register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as the Holders shall reasonably request and as shall be reasonably appropriate for the distribution of such securities; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          4.   Expenses of Registration.  All Registration Expenses incurred in
               ------------------------
connection with all Registrations pursuant to Sections 2.1 and 3.2 shall be borne by the Company. Notwithstanding the above, the Company shall not be required to pay for any expenses of

Holders in connection with any registration proceeding begun pursuant to Section
2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (which Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.1; provided further, however, that (i) if at the time of such withdrawal, the Holders have learned of a Material Adverse Event not known to the Holders at the time of their request or (ii) such withdrawal is made after a deferral of such registration by the Company pursuant to Section 2.2, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.1. All Selling Expenses shall be borne by the holders of the securities registered pro rata on the basis of the number of shares registered.

          5.   Registration Procedures.  The Company will keep each Holder whose
               -----------------------
Registrable Securities are included in any registration pursuant to this Agreement advised as to the initiation and completion of such Registration. At its expense the Company will: (a) use its best efforts to keep such Registration effective for a period of sixty (60) days or until the Holder or Holders have completed the distribution described in the Registration Statement relating thereto, whichever first occurs; (b) furnish such number of prospectuses (including preliminary prospectuses) and other documents as a Holder from time to time may reasonably request; (c) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; and
(d) notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          6.   Information Furnished by Holder.  It shall be a condition
               -------------------------------
precedent of the Company'' obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company such information regarding such Holder and the distribution proposed by such Holder or Holders as the Company may reasonably request.

          7.   Indemnification.
               ---------------

               7.1  Company's Indemnification of Holders. To the extent
                    ------------------------------------
permitted by law, the Company will indemnify each Holder, each of its officers, directors and constituent partners, legal counsel for the Holders, and each person controlling such Holder, with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such Registration, qualification or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any state securities law, or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law, applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance; and the Company will reimburse each such Holder, each of its officers, directors and constituent partners, and legal counsel, each such underwriter, and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred, as incurred, in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 6.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Holder, its officers, directors, constituent partners, or legal counsel, underwriter, or controlling person and stated to be for use in connection with the offering of securities of the Company.

               7.2  Holder's Indemnification of Company. To the extent permitted
                    -----------------------------------
by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and constituent partners and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document (including any related Registration Statement) incident to any such Registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of the Securities Act, the 1934 Act or any state securities law, or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law, applicable to such Holder and relating to action or inaction required of such Holder in connection with any such Registration, qualification or compliance; and will reimburse the Company, such Holders, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred, as incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in connection with the offering of securities of the Company, provided, however, that each Holders liability under this Section 6.2 shall not exceed such Holder's proceeds from the offering of securities made in connection with such Registration; and provided, further, that the indemnity contained in this
Section 6.2 shall not
apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Holder (which consent shall not unreasonably be withheld).

               7.3  Indemnification Procedure.  Promptly after receipt by an
                    -------------------------
indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim, jointly with any other indemnifying party similarly noticed; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Investors in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 6, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 6, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this Section 6.

          8.   Reports Under Securities Exchange Act of 1934.  With a view to
               ---------------------------------------------
making available to the Investors the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit an Investor to sell securities of the Company to the public without Registration or pursuant to a Registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are defined in Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

               (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

               (c) furnish to any Investor, so long as such Investor owns any Convertible Securities or Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Investor of any rule or regulation of the Commission which permits the selling of any such securities without registration.

               9.   Market Stand-off. Each Holder hereby agrees that, if so
                    ----------------
requested by the Company and the Underwriter's Representative (if any), such Holder shall not sell or otherwise transfer (other than to donees who agree to be similarly bound) any Registrable Securities or other securities of the Company during the 360-day period following the effective date of a Registration Statement of the Company filed under the Securities Act; provided that such restriction shall only apply to the first Registration Statement of the Company to become effective which include securities to be sold on behalf of the Company to the public in an underwritten offering; and provided, further, that all officers and directors of the Company enter into similar agreements.

               10.  Conversion or Exercise. The Registration rights of the
                    ----------------------
Holders set forth in this Agreement are conditioned upon the conversion or exercise of the NPI Shares or Warrants with respect to which registration is sought into Common Stock of the Company prior to the effective date of the Registration Statement.

               11.  Transfer of Rights. The Registration rights of the Investors
                    ------------------
set forth in Section 2 may be assigned by nay Holder to a transferee or assignee of any Convertible Securities or Registrable Securities not sold to the public acquiring at least 100,000 shares of such Holder's Convertible Securities or Registrable Securities (equitably adjusted for any recapitalizations, stock splits, combinations, and the like) or acquiring all of the Convertible Securities and Registrable Securities held by such Holder if transferred to a single entity; provided, however, that (i) the Company must receive written notice prior to the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such information and Registration rights are being assigned, and (ii) the transferee or assignee of such rights must not be a person deemed in good faith by the Board of Directors of the company to be a competitor or potential competitor of the Company. Notwithstanding the limitation set forth in the foregoing sentence respecting the minimum number of shares which must be transferred, any Holder which is a partnership may transfer such Holder's Registration rights to such Holder's constituent partners (or may transfer to their heirs in the case of individuals) without restriction as to the number or percentage of shares acquired by any such constituent partner (or heirs).

               12.  Miscellaneous.
                    -------------

                    12.1  Entire Agreement; Successors and Assigns. This
                          ----------------------------------------
Agreement constitutes the entire contract between the Company and the Investors relative to the subject matter hereof. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

                    12.2  Governing Law. This Agreement shall be governed by and
                          -------------
construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

                    12.3  Counterparts. This Agreement may be executed in two or
                          ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    12.4  Headings. The headings of the Sections of this
                          --------
Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

                    12.5  Notices. Any notice required or permitted hereunder
                          -------
shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or five (5) days after deposit in the United States mail, by first class mail, postage prepaid, or upon sending if sent by commercial overnight delivery service addressed (i) if to the Company, as set forth below the Company's name on the signature page of this Agreement, and (ii) if to an Investor, at such Investor's address as set forth on the attached
Schedule 1, or at such other address as the Company or such Investor may designate by ten (10) days' advance written notice to the Investors or to the Company, respectively.

                    12.6  Amendment of Agreement. Except as otherwise
                          ----------------------
specifically provided herein, any provision of this Agreement may be amended by a written instrument signed by the Company and by persons holding more than fifty-five percent (55%) of the then outstanding Convertible Securities and Registrable Securities (calculated on an as converted basis).

                    12.7  Aggregation of Stock.  All Convertible Securities and
                          --------------------
Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                    12.8  Severability. If any provision of this Agreement is
                          ------------
held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.



                     [This space left blank intentionally]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

          The Company:               NEUROCRINE BIOSCIENCES, INC.

                                     By:_________________________________

                                     Title:______________________________

                                     Address:    3050 Science Park Rd.
                                                 San Diego, CA 92121-1102

          The INVESTORS:             SOFINOV SOCIETE FINANCIERE D'INNOVATION
                                     INC.

                                     By:_________________________________

                                     Title:______________________________

                                     Address:    1981 McGill College Avenue
                                                 9th floor
                                                 Montreal, Quebec, Canada
                                                 H3A 3C7

                                     NEUROSCIENCE PARTNERS LIMITED
                                     PARTNERSHIP

                                     By:_________________________________

                                     Title:______________________________

                                     Address:    100 International Blvd.
                                                 Etobicoke, Ontario
                                                 Canada, M9W 6J6

                                     BUSINESS DEVELOPMENT BANK OF CANADA

                                     By:_________________________________

                                     Title:______________________________

                                     Address:    5 Place Ville Marie, Suite 1250
                                                 Montreal, Quebec
                                                 Canada, H3B 5E7

                                        CANADIAN MEDICAL DISCOVERIES FUND, INC.

                                        By:_________________________________

                                        Title:______________________________

                                        Address:    100 International Blvd.
                                                    Etobicoke, Ontario
                                                    Canada, M9W 6J6

                                        THE HEALTHCARE AND BIOTECHNOLOGY
                                        VENTURE FUND

                                        By:_________________________________

                                        Title:______________________________

                                        Address:    100 International Blvd.
                                                    Etobicoke, Ontario
                                                    Canada, M9W 6J6